UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 22, 2005

ALLIANCE BANKSHARES CORPORATION
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	000-49976 (Commission File Number)	46-0488111 (I.R.S. Employer Identification No.)
14280 Park Meadow Drive #350
Chantilly, Virginia 20151
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code: (703) 814-7200
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On June 22, 2005, the shareholders of Alliance Bankshares Corporation (the “Company”) approved a proposal to increase the number of shares authorized for issuance under the Alliance Bankshares Corporation Stock Option Plan (as restated effective March 25, 2003, and further amended April 27, 2005) (the “Plan”) by 150,000 shares to an aggregate of 994,500 shares of the Company’s common stock. A copy of the amended Plan reflecting the increased number of shares authorized under the Plan was attached as Appendix A to the Company’s definitive proxy statement filed May 2, 2005, and is incorporated herein by reference.
     On December 21, 2005, the Board of Directors of the Company, based on the recommendation of the Board’s Compensation Committee, approved the December 30, 2005 grants of non-qualified stock options to the Company’s non-employee directors and incentive stock options to the Company’s executive officers pursuant to the Plan, as follows:

Directors	Number of Shares Underlying Options
Thomas P. Danaher	5,000
William M. Drohan	5,000
Lawrence N. Grant	5,000
Harvey E. Johnson, Jr.	5,000
Serina Moy	5,000
George S. Webb	5,000
Robert G. Weyers	5,000

Executive Officers	Number of Shares Underlying Options
Thomas A. Young, Jr.	12,000
Paul M. Harbolick, Jr.	8,000
Frank H. Grace, III	4,000
Craig W. Sacknoff	4,000
John B. McKenney, III	6,500

     Each option has a ten-year term and an exercise price of $16.10 per share, which was the fair market value of the Company’s common stock on December 30, 2005. The options vest in the following installments: 15% on December 30, 2006; 20% on December 30, 2007; 25% on December 30, 2008 and 40% on December 30, 2009. Each option is evidenced by a Stock Option Agreement between the Company and the grantee.

     On December 21, 2005, the Board of Directors of the Company, based on the recommendation of the Board’s Compensation Committee, approved cash bonus awards for the following executive officers, based on their individual performance during 2005 as well as the Company’s performance, as follows:

Executive Officers	Cash Bonus
Thomas A. Young, Jr.	$150,000
Paul M. Harbolick, Jr.	$90,000
Frank H. Grace, III	$146,000
Craig W. Sacknoff	$35,000
John B. McKenney, III	$45,000

     On December 28, 2005, the Board of Directors of the Company, based on the recommendation of the Board’s Compensation and Budget Committees, approved changes to the cash compensation to be paid to non-employee directors, effective January 2, 2006, as follows:

Annual Retainer

Service as a Director	$9,000
Service as Chairman of the Board (1)	$9,000
Service as Audit Committee Co-Chairman (1)	$1,750
Service as Loan Committee Chairman (1)	$3,500
Service as Compensation Committee Chairman (1)	$3,500
Service as ALCO Committee Chairman (1)	$3,500
Service as Chairman Emeritus (1)	n/a

(1)	Chairman fees are in addition to the annual retainer and monthly fees received by all-non-employee directors.

Monthly Fees

Director	$1,000
Chairman Emeritus	$ 250

     On March 22, 2006, the Board of Directors of the Company, based on the recommendation of the Board’s Compensation Committee, approved new base salaries for the following executive officers, effective March 1, 2006, as follows:

Executive Officers	2005 Salary	2006 Salary
	(effective March 1, 2005)	(effective March 1, 2006)

Thomas A. Young, Jr.	$240,000	$275,000

Paul M. Harbolick, Jr.	$160,000	$180,000

Frank H. Grace, III	$170,000	$184,450

Craig W. Sacknoff	$133,000	$144,305

John B. McKenney, III	$125,000	$140,000

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On January 26, 2006, Thomas P. Danaher announced that he would retire from active service on the Company’s Board of Directors effective immediately. Effective January 26, 2006, Mr. Danaher became Chairman Emeritus of the Board of Directors. In this role, he will offer advice and counsel to management and the Board of Directors on a variety of business and banking matters.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE BANKSHARES CORPORATION
Date: March 30, 2006	By:	/s/ Paul M. Harbolick, Jr.
Paul M. Harbolick, Jr.
Executive Vice President & Chief Financial Officer